UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5050 Lincoln Drive
Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Non-Employee Director Restricted Stock Award and Stock Deferral Program

On October 30, 2006, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved a new Non-Employee Director Restricted Stock Award and Stock Deferral Program Under the Alliant Techsystems Inc. 2005 Stock Incentive Plan (the “2005 Plan”).  ATK’s prior Non-Employee Director Restricted Stock Plan, including a stock deferral program, expired on August 6, 2006.  The 2005 Plan was approved by ATK’s stockholders on August 2, 2005.

The new program is subject to the provisions of the 2005 Plan, but the terms are substantially similar to the prior Non-Employee Director Restricted Stock Plan, with the following substantive differences:

•     The restricted stock vests under the new program on the first anniversary of the award date, compared to the third anniversary under the prior plan.

•     Acceleration of vesting of restricted stock under the new program is limited to the director’s retirement, disability or death or the termination of the director’s service on the Board following a change in control of ATK.

Stock deferrals are permitted under the new program according to the same terms as the prior plan.  The new program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account.  In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock.  Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account.  If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director’s deferred stock unit account.  Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director’s deferral election, but no later than as soon as administratively feasible following the director’s termination of Board service.

The new Non-Employee Director Restricted Stock Award and Stock Deferral Program is attached to this report as Exhibit 10.1.

Defined Contribution SERP for new hires after January 1, 2007; Amendment to existing Defined Benefit SERP

On October 30, 2006, the Personnel and Compensation Committee of ATK’s Board of Directors approved a defined contribution Supplemental Executive Retirement Plan (“DC-SERP”) for certain management employees who are hired or rehired by ATK on or after January 1, 2007.  Concurrent with the approval of the DC-SERP, the Personnel and Compensation Committee amended ATK’s existing defined benefit Supplemental Executive Retirement Plan (“DB-SERP”), which will remain in effect and continue to provide benefits to certain current employees, to provide that employees hired or rehired on or after January 1, 2007 may not participate in that plan and also clarify how lump-sum distributions are calculated.

The DC-SERP provides benefits relating to compensation in excess of the Internal Revenue Code Section 401(k) limits on non-elective company contributions under ATK’s new defined contribution retirement plan, which the Personnel and Compensation Committee approved in September 2006 for all employees hired or rehired by ATK on or after January 1, 2007.

Eligibility for participation in the DC-SERP is limited to certain employees who are hired (or rehired) by ATK on or after January 1, 2007 and who

•      in any year earn salary plus annual incentive compensation in excess of the Internal Revenue Code Section 401(a)(17) limits ($225,000 for 2007), or

•      voluntarily defer salary or annual compensation to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan.

Benefit accrual and vesting provisions under the DC-SERP are the same as under ATK’s new defined contribution retirement plan, except that the percentage contributed by ATK applies to compensation in excess of 401(k) plan compensation limits and to deferred compensation.  The percentage of compensation used for purposes of determining ATK’s non-elective contribution to an employee’s account is based on the employee’s age plus service points.  That percentage, as may be amended from time to time, is currently one of the following:

Points	Compensation Percentage
Less than 40 points	2.5%
40-59 points	3.0%
60 or more points	4.0%

ATK’s non-elective contributions to the DC-SERP are made after the end of the calendar year and apply to actual “Recognized Compensation,” as defined in ATK’s 401(k) Plan, paid during the plan year.  Recognized Compensation is not necessarily the same as W-2 earnings and includes compensation such as pre-tax deferrals (e.g., flexible spending account reductions) and vacation or paid time off (PTO) that is taken while employed.  Participants in the DC-SERP are required to be actively employed on the last business day of the calendar year to receive ATK’s non-elective contribution for that year, with limited exceptions relating to death, retirement, change in control of ATK, layoff or termination by ATK other than for cause.

A participant in the DC-SERP becomes fully vested in his or her account balance upon completing three years of vesting service.  A participant also becomes fully vested with fewer than three years of service upon

•     the participant’s attainment of age 65,

•     death while the participant is an employee of ATK, or

•     a change in control of ATK while a participant is an employee of ATK.

The amendment to the DB-SERP is attached to this report as Exhibit 10.2.  The DC-SERP is attached to this report as Exhibit 10.3.

Additional Adjustment Factor for Determination of Attainment of Performance Goals for Annual Incentive Compensation

On October 30, 2006, the Personnel and Compensation Committee of ATK’s Board of Directors approved an adjustment to the formula for calculating whether ATK achieves the “free cash flow” financial performance goal under ATK’s annual incentive compensation program for the fiscal year ended March 31, 2007 (“fiscal 2007”).  Free cash flow, which is cash provided from operations less capital expenditures plus asset sales, is one of three pre-established goals for executive officers who are corporate officers, including the Chief Executive Officer.  The other two criteria are earnings per share and sales.  Achievement of these goals will be determined and calculated as specified by the Personnel and Compensation Committee.

The purpose of the Committee’s change in the formula was to make an offsetting adjustment for the effect of an additional $300 million contribution to ATK’s defined benefit pension plan.  This contribution was approved by the Board of Directors at its meeting on August 1, 2006 and is an element of ATK’s capital deployment strategy.  The goal of the additional contribution is to fully fund the pension plan and reduce future pension expenses.  The additional $300 million contribution has a significant impact on the “free cash flow” performance goal.

The Committee’s decision was subject to approval by the Board of Directors of an amendment to ATK’s Management Compensation Plan to give the Committee the flexibility to make an adjustment when the Committee determines that it would be in ATK’s best interest.  On October 31, 2006, the Board approved the amendment to the plan, upon the recommendation of the Committee.  A consequence of the amendment will be the loss of ATK’s tax deduction under Section 162(m) of the Internal Revenue Code with respect to payments made under the fiscal 2007 annual incentive program, which the Board deemed insignificant as compared to the benefits to ATK of the cash deployment strategy.

Item 5.05  Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)           On October 30, 2006, the Audit Committee of ATK’s Board of Directors approved amendments to ATK’s Business Ethics Code of Conduct (the “Code”).  The Code’s standards of conduct remain the same, with the changes consisting of updates and clarifications relating to regulatory changes, insider trading, tipping, truth in negotiations, and anonymous reporting of financial concerns to the Board of Directors.  The Code is attached to this report as Exhibit 14.1 and is available on ATK’s website at www.atk.com by selecting About Us and then Corporate Governance.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Non-Employee Director Restricted Stock Award and Stock Deferral Program Under the Alliant Techsystems Inc. 2005 Stock Incentive Plan.
10.2	Amendment 1 to Alliant Techsystems Inc. Supplemental Executive Retirement Plan.
10.3	Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan, effective January 1, 2007.
14.1	ATK Business Ethics Code of Conduct.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: November 3, 2006	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary